Exhibit 21.1

SUBSIDIARIES OF DOLPHIN DIGITAL MEDIA, INC.

DOLPHIN DIGITAL STUDIOS, INC
DOLPHIN KIDS CLUBS LLC
CYBERGEDDON PRODUCTIONS LLC
HIDING PRODUCTIONS LLC
DOPHIN SB PRODUCTIONS LLC
CLUB CONNECT LLC
DDM MUSIC PUBLISHING LLC
DOLPHIN JOAT PRODUCTIONS LLC
DOLPHIN FILMS INC
(The following are subsidiaries of Dolphin Films, Inc.)
YOUNGBLOOD PRODUCTIONS LLC
DOLPHIN MAX STEEL HOLDINGS LLC
DOLPHIN JB BELIEVE FINANCING LLC
DOLPHIN ASK ME PRODUCTIONS LLC
DOLPHIN FILMS MUSIC PUBLISHING INC
DOLPHIN SPINNING THE GLOBE LLC
THE WISHING SEASON PRODUCTIONS LLC
42WEST LLC